Exhibit 3.35
FILED
In the Office of the
Secretary of State of Texas
JUN 05 2000
Corporations Section
ARTICLES OF INCORPORATION
OF
XTERRA Fishing & Rental Tools Co.
     We, the undersigned natural persons of the age of eighteen (18) years or more, do hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE I. NAME
     The name of this corporation is XTERRA Fishing & Rental Tools Co.
ARTICLE II. DURATION
     The period of its duration is perpetual.
ARTICLES III. PURPOSES
     The purpose for which the corporation is organized is:
To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE IV. CAPITALIZATION
     The aggregate number of shares of common stock which the corporation shall have authority to issue is one Million (1,000,000), having a par value of Five Cents ($.05) each.
ARTICLE V. ISSUANCE OF SHARES
     The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of one Thousand ($1,000.00) Dollars, consisting of money, labor done, or property actually received, which sum is not less than One Thousand ($1,000.00) Dollars.
ARTICLE VI. ELECTION AS A CLOSE CORPORATION
     The corporation shall be a close corporation as defined in Article 2.22 of the Texas Business Corporation Act.
ARTICLES OF INCORPORATION: XTERRA Fishing & Rental Tools Co., Page 1

ARTICLE VII. RESTRICTIONS ON SHARES
     Subject to the corporation remaining a close corporation, no shares of any class and no securities evidencing the right to acquire shares of the close corporation shall be issued by means of any public offering, solicitation, or advertisement. All of the issued shares of each class and all of the issued securities evidencing the right to acquire shares of the close corporation shall be subject to one or more of the restrictions on transfer permitted by Article 2.22 of the Texas Business Corporation Act or as further restricted by the Bylaws of this corporation and/or a Shareholders Agreement, and all such shares and or securities shall be conspicuously marked that they are securities of a close corporation and subject to the restrictions on transfer. The issued shares of all classes, excluding treasury shares, and all of the issued securities evidencing the right to acquire shares of the close corporation shall be held of record by no more than thirty-five (35) persons in the aggregate.
ARTICLE VIII. PRE-EMPTIVE RIGHTS — DENIAL
     No Shareholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized.
ARTICLE IX. REGISTERED OFFICE
     The street address of it’s initial registered office is 1822 Tucumcari, Houston, Harris County, 77090-2047, and the name of it’s initial registered agent at such address is Larry L. Rankin.
ARTICLE X. DIRECTORS
     (A) The number of directors constituting the initial board of directors is one (1), and the name and address of the person who is to
ARTICLES OF INCORPORATION: XTERRA Fishing & Rental Tools Co., Page 2

serve as director until the first annual meeting of the shareholders or until his successors are elected and qualified is:

Name	Address

Larry L. Rankin	1822 Tucumcari Houston, Texas 77090-2047
     (B) The number of directors of the corporation set forth in clause (A) of the Articles shall constitute the authorized number of directors until changed by an amendment of a bylaw duly adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock of the corporation.
ARTICLE XI. NO CUMULATIVE VOTING
     The shareholders shall not have the right of cumulative voting in the election of directors.
ARTICLE XII. INCORPORATOR
     The name and address of the incorporator is:

Name	Address

Larry L. Rankin	1822 Tucumcari Houston, Texas 77090-2047
     IN WITNESS WHEREOF, I have hereunto set my hand effective this 1st day of June, 2000.

/s/ Larry L. Rankin
Larry L. Rankin,
Incorporator

ARTICLES OF INCORPORATION: XTERRA Fishing & Rental Tools Co., Page 3

Form 401 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Statement of Change of Registered Office/Agent	This space reserved for office use. FILED In the Office of the Secretary of State of Texas FEB 19 2008 Corporations Section
Entity Information
The name of the entity is:
Xterra Fishing & Rental Tools Co.
State the name of the entity as currently shown in the records of the secretary of state.
The file number issued to the filing entity by the secretary of state is: 158550700
The registered agent and registered office of the entity as currently shown on the records of the secretary of state are: Larry L. Rankin, 1822 Tucumcari, Houston, TX 77090-2047

Change to Registered Agent/Registered Office
The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows:
Registered Agent Change
(Complete either A or B, but not both. Also complete C if the address has changed.)
☑	A. The new registered agent is an organization (cannot be entity named above) by the name of:
CT Corporation System
OR
☐	B. The new registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix
Registered Office Change
☑	C. The business address of the registered agent and the registered office address is changed to:

350 North St. Paul Street	Dallas	TX	75201
Street Address (No P.O. Box)	City	State	Zip Code
The street address of the registered office as stated in this instrument is the same as the registered

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agent’s business address.
Statement of Approval
The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.
Effectiveness of Filing (Select either A, B, or C)
A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
Date: February 15, 2008

/s/ Kenneth V. Huseman
Kenneth V. Huseman, President
Signature and title of authorized person (see instructions)

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